ALEXANDER & BALDWIN, INC.
                     1998 STOCK OPTION/STOCK INCENTIVE PLAN

                                 AMENDMENT NO. 4
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         The Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan,
as previously amended (the "Plan"), is hereby further amended, effective as of June 22, 2006, as follows:

         1. Section I.B of Article Five of the Plan is hereby amended in its entirety to read as follows:

            B. The Plan Administrator may, in its discretion, provide any or all holders of options, restricted stock awards or any other share right awards pursuant to which shares of Common Stock are to be issued under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options, the issuance to them of vested shares or the subsequent vesting of shares of restricted stock issued to them. Such right may be provided to any such holder in either or both of the following formats and shall be subject to such terms, procedures and conditions governing its exercise as the Plan Administrator may establish at the time such right is granted:

               Stock Withholding: The election to have the Corporation withhold,
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from the shares of Common Stock otherwise issuable upon the exercise of stock options or the direct issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               Stock Delivery: The election to deliver to the Corporation, at
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the time the option is exercised, the vested shares are issued or the unvested shares of restricted stock subsequently vest, one or more shares of Common Stock previously acquired by such holder (including the shares subject to the restricted stock award which subsequently vests and triggers the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  The following limitations shall be in effect for restricted stock awards and other share right awards (other than stock options):

                  (i) The right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes which become due upon the issuance of vested shares pursuant to a share right award or the subsequent vesting of a restricted stock award shall apply to share right awards or restricted stock awards outstanding on June 22, 2006 or made at any time on or after that date.

                  (ii) The shares of Common Stock withheld in satisfaction of all or part of the Withholding Taxes which become due upon the issuance of vested shares pursuant to a share right award or the vesting of a restricted stock award shall reduce on a share-for-share basis the number of shares of Common Stock authorized for issuance under the Plan. Accordingly, the share reserve under Section V of Article One shall be reduced by the gross number of shares of Common Stock which vest under such share right award or restricted stock award, and not by the net number of shares actually issued after the applicable Withholding Taxes have been collected.

                  (iii) The shares of Common Stock delivered in satisfaction of all or part of the Withholding Taxes which become due upon the subsequent vesting of restricted stock awards shall not be added to the shares of Common Stock authorized for issuance under the Plan and, accordingly, shall not increase the share reserve under Section V of Article One.

                  For purposes of this Section I.B, the term Withholding Taxes shall mean the minimum federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the issuance of shares of Common Stock under the Plan, whether pursuant to a stock option exercise or the vesting of any restricted stock or other stock-based award.

         2. Except as modified by this Amendment No. 4, all the terms and provisions of the Plan as currently in effect shall continue in full force and effect.

         IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment No. 4 to be executed on its behalf by its duly-authorized office as of the date first written above.


                            ALEXANDER & BALDWIN, INC.

                            By /s/ Nelson N. S. Chun
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                               Its Senior Vice President

                            By /s/ Alyson J. Nakamura
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                               Its Secretary